Exhibit 99.1

FOR IMMEDIATE RELEASE

Xperi Inc. Announces Fourth Quarter and Full Year 2023 Results

Signs Additional Smart TV OEM to Integrate TiVo OS; Vestel Now Shipping to UK and Germany

Completes Divestiture of AutoSense, Enhancing Focus and Improving Profitability

Initiates Formal Process to Evaluate Strategic Alternatives for Perceive

San Jose, Calif. (February 28, 2024) – Xperi Inc. (NYSE: XPER) (the “Company” or “Xperi”), an entertainment technology company that invents, develops, and delivers technologies that enable extraordinary experiences, today announced fourth quarter and full-year 2023 financial results for the period ended December 31, 2023.

“Closing out our first full fiscal year as a standalone public company, we posted another quarter of solid financial results as we advanced our ongoing cost transformation efforts and delivered important design wins,” said Jon Kirchner, chief executive officer of Xperi. “We remain focused on building out our TiVo OS footprint as well as accelerating the deployment of our TiVo Video-over-Broadband and DTS AutoStage solutions. Our outlook for fiscal year 2024 indicates the progress we are making toward increased profitability, improved cash flow, and achieving our three-year targets for Xperi’s independent media platforms.”

Mr. Kirchner continued, “During 2024, we will continue to drive strategic initiatives that further focus our business on significant opportunities in entertainment while working to enhance our ability to deliver sustainable, profitable growth. To that end, we completed the divestiture of the AutoSense and related imaging business and we recently initiated a formal process to evaluate strategic alternatives for the Perceive business.”

Financial Highlights

GAAP Highlights ($ millions, except per share data)	Q4 FY23	Q4 FY22	Full Year 2023	Full Year 2022
Revenue	$137.2	$135.5	$521.3	$502.3
GAAP Operating Loss	$(29.8)	$(299.1)	$(129.6)	$(749.4)
GAAP Net Loss	$(25.3)	$(298.0)	$(139.7)	$(761.2)
GAAP Loss per Share Attributable to the Company	$(0.57)	$(7.06)	$(3.18)	$(18.02)

Non-GAAP[1,2] Highlights ($ millions, except per share data)	Q4 FY23	Q4 FY22	Full Year 2023
Revenue	$137.2	$135.5	$521.3
Non-GAAP Operating Income/(Loss)	$7.1	$(4.7)	$11.2
Adjusted EBITDA	$13.4	$3.6	$34.7
Non-GAAP Earnings per Share	$0.11	$0.08	$0.01

1 For further information on supplemental non-GAAP metrics, refer to the “Non-GAAP Financial Measures” and GAAP to non-GAAP Reconciliations provided in the financial statement tables included in this press release.

2 Due to the use of carve-out accounting for the first three quarters of fiscal year 2022, certain non-GAAP metrics are not relevant on a comparable basis.

Recent Key Operating Achievements

Media Platform

•
Skyworth, a Top 10 global Smart TV manufacturer, has signed an agreement to integrate the TiVo Operating System into their 2024 Smart TV lineup.
•
Vestel is now shipping Smart TVs Powered by TiVo into seven European countries, including the U.K. and Germany, and is expected to continue expanding into additional European countries under more than a dozen brands such as JVC, Telefunken, and Vestel.
•
Sharp and Argos (a leading U.K. consumer electronics retailer) expect to have Smart TVs Powered by TiVo in retail stores this spring across Europe and the U.K., respectively. Argos will launch TVs with TiVO OS under their house brand Bush.

Connected Car

•
BMW is deploying DTS AutoStage Video Service, Powered by TiVo, across select new cars in production and certain late-model vehicles already on the road via an over-the-air (OTA) update, with plans to expand deployments to its Mini brand.
•
Won three new DTS AutoStage contracts with major Asian and European automotive partners.
•
Ended 2023 with committed business in Connected Car totaling more than $300M, growth of more than 10% from the prior year when adjusting for the AutoSense divestiture.

Pay TV

•
Ended 2023 with 1.9 million video-over-broadband (“IPTV”) subscribers generating approximately $60M in revenue, up 38% year over year; signed agreement with Summit Broadband and launched multiple new service providers, including Hawaii Telecom and EverFast Fiber.
•
Launched TiVo Broadband, a streaming-based media platform delivering subscription video-on-demand, TiVo+ free ad-supported TV, and customer specific linear channels to broadband-only customers.

Consumer Electronics

•
Signed several multi-year IMAX Enhanced license agreements with major consumer electronics manufacturers, including Hisense and Xgimi.
•
Signed a new DTS:X decoder agreement with a major U.S. retailer for their house brand of certain consumer electronics products; signed major renewal with Masimo, a leading provider of audio equipment through brands such as Denon, Marantz, Definitive Technology and Polk Audio.

Perceive

•
Continued development efforts to deliver Perceive technology to a big tech partner for product commercialization, while also advancing efforts on large language model compression.
•
Hired Centerview Partners LLC to explore strategic alternatives for Perceive.

Financial Outlook

The Company is providing the following outlook for fiscal year 2024:

Category ($ in millions)	GAAP Outlook	Non-GAAP Outlook
Revenue	$500 to $530	$500 to $530
Adjusted EBITDA Margin[1,2]	n/a	12% to 14%

1 See discussion of “Non-GAAP Financial Measures” below.

2 With respect to Adjusted EBITDA Margin, the Company has determined that it is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure with a reasonable degree of confidence in its accuracy without unreasonable effort, as items including restructuring and impacts from discrete tax adjustments and tax law changes are inherently uncertain and depend on various factors, many of which are beyond the Company's control.

Conference Call Information

The Company will hold its fourth quarter and full-year 2023 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Wednesday, February 28, 2024. To access the call toll-free, please dial 1-888-596-4144, otherwise dial 1-646-968-2525. The conference ID is 5483252. All participants should dial in 15 minutes prior to the start of the call using the conference ID listed above. Alternatively, the call can be accessed via the following webcast link: Q4 2023 Earnings Call Webcast.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In some cases, you can identify forward-looking statements by the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Xperi Inc.

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands DTS®, HD Radio™, TiVo®, and by its startup, Perceive, are integrated into billions of consumer devices and media platforms worldwide, powering smart devices, connected cars and entertainment experiences. Additionally, Xperi delivers solutions through partnerships, including IMAX® Enhanced, a certification and licensing program operated by IMAX Corporation and DTS, Inc. Xperi has created a unified ecosystem that reaches highly engaged consumers driving increased value for partners and customers.

©2024 Xperi Inc. All Rights Reserved. Xperi®, TiVo®, DTS®, HD Radio™, Play-Fi®, Perceive® and their respective logos are trademark(s) or registered trademark(s) of Xperi Inc. or its subsidiaries in the United States and other countries. IMAX® is a registered trademark of IMAX Corporation. All other trademarks and content are the property of their respective owners.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company’s press release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges; amortization of capitalized cloud computing costs; costs related to actual or planned acquisitions, financing, and divestitures including transaction fees, integration costs, severance, facility closures, and retention bonuses; restructuring costs; separation costs; all forms of stock-based compensation; impairment of assets and goodwill; other items not indicative of our ongoing operating performance, and related tax effects for each adjustment. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company’s ongoing business and financial performance and provide a better understanding of our core operating results reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as adjusted EBITDA, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables attached hereto. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported GAAP to non-GAAP financial measures.

Xperi Investor Contact:

Mike Iburg

VP, Investor Relations

+1 408-321-3827

ir@xperi.com

Media Contact:

Amy Brennan

Senior Director, Corporate Communications

+1 949-518-6846

amy.brennan@xperi.com

– Tables Follow –

SOURCE: XPERI INC.

XPER-E

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XPERI INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Revenue	$137,233	$135,531	$521,334	$502,260
Operating expenses:
Cost of revenue, excluding depreciation and amortization of intangible assets	33,567	37,258	118,628	122,946
Research and development	55,840	57,713	222,833	216,355
Selling, general and administrative	59,510	60,506	233,403	217,402
Depreciation expense	4,102	4,804	16,645	20,501
Amortization expense	13,403	16,044	57,752	62,209
Goodwill impairment	—	250,555	—	604,555
Impairment of long-lived assets	614	7,724	1,710	7,724
Total operating expenses	167,036	434,604	650,971	1,251,692
Operating loss	(29,803)	(299,073)	(129,637)	(749,432)
Other (expense) income, net	51	2,117	(9)	1,815
Loss before taxes	(29,752)	(296,956)	(129,646)	(747,617)
(Benefit from) provision for income taxes	(4,439)	1,090	10,042	13,589
Net loss	(25,313)	(298,046)	(139,688)	(761,206)
Less: net loss attributable to noncontrolling interest	(521)	(1,016)	(3,075)	(3,722)
Net loss attributable to the Company	$(24,792)	$(297,030)	$(136,613)	$(757,484)
Net loss per share attributable to the Company - basic and diluted	$(0.57)	$(7.06)	$(3.18)	$(18.02)

Weighted-average number of shares used in net loss per share calculations - basic and diluted	43,717	42,043	43,012	42,029

XPERI INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$142,085	$160,127
Accounts receivable, net	55,984	64,712
Unbilled contracts receivable, net	64,114	65,251
Prepaid expenses and other current assets	38,874	42,174
Assets held for sale	15,860	—
Total current assets	316,917	332,264
Unbilled contracts receivable, noncurrent	18,231	4,289
Property and equipment, net	41,569	47,827
Operating lease right-of-use assets	39,900	52,901
Intangible assets, net	206,895	264,376
Deferred tax assets	5,093	2,096
Other noncurrent assets	32,781	33,158
Assets held for sale, noncurrent	12,249	—
Total assets	$673,635	$736,911
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$20,849	$14,864
Accrued liabilities	109,961	110,014
Deferred revenue	28,111	25,363
Liabilities held for sale	6,191	—
Total current liabilities	165,112	150,241
Long-term debt	50,000	50,000
Deferred revenue, noncurrent	19,425	19,129
Operating lease liabilities, noncurrent	30,598	42,666
Deferred tax liabilities	6,983	12,899
Other noncurrent liabilities	4,577	12,990
Liabilities held for sale, noncurrent	9,805	—
Total liabilities	286,500	287,925
Equity:
Common stock	44	42
Additional paid-in capital	1,212,501	1,136,330
Accumulated other comprehensive loss	(2,865)	(4,119)
Accumulated deficit	(805,448)	(668,835)
Total Company stockholders’ equity	404,232	463,418
Noncontrolling interest	(17,097)	(14,432)
Total equity	387,135	448,986
Total liabilities and equity	$673,635	$736,911

XPERI INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(139,688)	$(761,206)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	16,645	20,501
Amortization of intangible assets	57,752	62,209
Stock-based compensation	69,531	45,303
Goodwill impairment	—	604,555
Impairment of long-lived assets	1,710	7,724
Deferred income taxes	(8,596)	(9,261)
Other	748	24
Changes in operating assets and liabilities:
Accounts receivable	5,721	17,505
Unbilled contracts receivable	(19,386)	(12,473)
Prepaid expenses and other assets	2,696	(20,439)
Accounts payable	5,071	6,633
Accrued and other liabilities	3,688	18,782
Deferred revenue	4,170	(8,302)
Net cash provided by (used in) operating activities	62	(28,445)
Cash flows from investing activities:
Net cash paid for mergers and acquisitions	—	(50,473)
Purchases of property and equipment	(12,748)	(14,207)
Purchases of intangible assets	(185)	(166)
Net cash used in investing activities	(12,933)	(64,846)
Cash flows from financing activities:
Net proceeds from capital contributions by Former Parent	—	83,235
Net transfers from Former Parent	—	52,802
Proceeds from issuance of common stock under employee stock purchase plan	11,927	—
Withholding taxes related to net share settlement of equity awards	(4,875)	(286)
Net cash provided by financing activities	7,052	135,751
Effect of exchange rate changes on cash and cash equivalents	126	(3,028)
Net (decrease) increase in cash and cash equivalents	(5,693)	39,432
Cash and cash equivalents at beginning of period	160,127	120,695
Cash and cash equivalents at end of period (1)	$154,434	$160,127
(1) Including $12,349 and $0 classified as held for sale at December 31, 2023 and 2022, respectively

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except per share amounts)

(unaudited)

Net income attributable to the Company:
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023

GAAP net loss attributable to the Company	$(24,792)	$(297,030)	$(136,613)

Adjustments to GAAP net loss attributable to the Company:
Stock-based compensation(1)	17,850	15,542	69,531
Amortization of intangible assets	13,403	16,044	57,752
Goodwill impairment	-	250,555	-
Impairment of long-lived assets	614	7,724	1,710
Transaction, separation, integration and restructuring related costs:
Transaction, separation, integration and restructuring costs(2)	4,145	2,234	7,954
Severance and retention(3)	925	2,300	3,866
Non-GAAP tax adjustment(4)	(6,366)	6,340	(3,646)
Non-GAAP net income attributable to the Company	$5,779	$3,709	$554

(1) Stock-based compensation included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$941	$729	$3,466
Research and development	$6,736	$5,266	$25,276
Selling, general and administrative	$10,173	$9,547	$40,789

(2) Transaction, separation, integration and restructuring related costs included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$214	$(24)	$214
Research and development	$786	$(67)	$786
Selling, general and administrative	$3,145	$2,325	$6,954

(3) Severance and retention included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$209	$-	$263
Research and development	$138	$2,009	$1,554
Selling, general and administrative	$578	$291	$2,049

(4) The provision for income taxes is adjusted to reflect the net direct and indirect income tax effects of the various non-GAAP pretax adjustments.

Net income per share attributable to the Company:
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023

GAAP net loss per share attributable to the Company	$(0.57)	$(7.06)	$(3.18)

Adjustments to GAAP loss per share attributable to the Company:
Stock-based compensation	0.41	0.37	1.62
Amortization of intangible assets	0.31	0.38	1.34
Goodwill impairment	-	5.96	-
Impairment of long-lived assets	0.01	0.18	0.04
Transaction, separation, integration and restructuring related costs	0.12	0.11	0.27
Non-GAAP tax adjustment	(0.15)	0.15	(0.08)
Difference in shares used in the calculation	(0.02)	(0.01)	-
Non-GAAP net income per share attributable to the Company	$0.11	$0.08	$0.01

GAAP weighted average number of shares - diluted	43,717	42,043	43,012
Non-GAAP weighted average number of shares - diluted	50,863	46,470	49,633

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023
GAAP operating loss	$(29,803)	$(299,073)	$(129,637)
Adjustments to GAAP operating loss:
Stock-based compensation	17,850	15,542	69,531
Amortization of intangible assets	13,403	16,044	57,752
Goodwill impairment	—	250,555	—
Impairment of long-lived assets	614	7,724	1,710
Transaction, separation, integration and restructuring related costs:
Transaction, separation, integration and restructuring costs	4,145	2,234	7,954
Severance and retention	925	2,300	3,866
Non-GAAP operating income/(loss)	$7,134	$(4,674)	$11,176

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023
GAAP net loss	$(25,313)	$(298,046)	$(139,688)
Adjustments to GAAP net loss:
Interest expense	767	839	3,104
(Benefit from) provision for income taxes	(4,439)	1,090	10,042
Stock-based compensation	17,850	15,542	69,531
Depreciation expense	4,102	4,804	16,645
Amortization of intangible assets	13,403	16,044	57,752
Amortization of capitalized cloud computing costs	1,339	527	3,756
Goodwill impairment	—	250,555	—
Impairment of long-lived assets	614	7,724	1,710
Transaction, separation, integration and restructuring related costs:
Transaction, separation, integration and restructuring costs	4,145	2,234	7,954
Severance and retention	925	2,300	3,866
Non-GAAP adjusted EBITDA	$13,393	$3,613	$34,672